Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports our reports dated March 28, 2014 with respect to the consolidated financial statements which are incorporated by reference in this Amendment No. 1 to Registration Statement on Form S-3. We consent to the incorporation by reference in the Amendment No. 1 to Registration Statement on Form S-3 of the aforementioned report, and to the use of our name as it appears under the caption "Expert."

/s/ L.L. Bradford & Company, LLC
L.L. Bradford & Company, LLC
Certified Public Accountants

Leawood, Kansas

Date: November 17, 2014